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                          STOCK PURCHASE AGREEMENT


     This Stock Purchase Agreement (this "Agreement") is entered into as of April 20, 1995, among Contact Communications Inc., a Delaware corporation ("Buyer"), ProNet Inc., a Delaware corporation ("ProNet"), Metropolitan Houston Paging Services, Inc., a Texas corporation (the "Company"), SLT Communications, Inc., a Texas corporation ("SLT"), Lufkin-Conroe Telecommunications Corp., a Texas corporation ("LCC"), and GTE Southwest Incorporated, a Delaware corporation, ("GTE" and, collectively with SLT and LCC, the "Sellers").

     The parties hereto agree as follows:


                                 ARTICLE I

                      AGREEMENT OF PURCHASE AND SALE

     1.1 AGREEMENT. Upon the basis of the representations and warranties, for the consideration, and subject to the terms and conditions set forth in this Agreement, Sellers agree to sell to Buyer all of the outstanding shares of common stock, $1.00 par value, of the Company (the "Shares") and Buyer agrees to purchase the Shares from Sellers, for $21,000,000 (subject to adjustment only as set forth herein) (the "Purchase Price"), payable in accordance with the terms of Section 1.4 hereof.

     1.2 PURCHASE PRICE. The aggregate purchase price payable by the Buyer in consideration for the sale of the Shares (duly accompanied by stock powers executed by the Sellers in blank) shall be an amount equal to the sum of (a) $500,000 (the "Deposit"), which amount has been deposited with Nationsbank of Texas, N.A. (the "Escrow Agent") as a deposit in accordance with the terms of that certain Depository Agreement dated November 10, 1994, by and among the Sellers, the Buyer, ProNet and the Escrow Agent (the "Deposit Escrow Agreement"), a copy of which is attached hereto as EXHIBIT A , (b) $20,500,000 payable in cash on the Closing Date (as defined in Section 1.3), and (c) if the Closing does not take place by May 3, 1995, the amount determined by multiplying the quotient of 21,000,000 divided by 164,361 by the increase in Subscribers between March 15, 1995 and the Closing Date (if applicable). "Subscribers" are defined as the aggregate of the Pagers, Network lines, stand-alone Voicemail lines, pager/vms and Alphanumeric lines, Group call lines, Overdial lines and WATS lines for whom the Company provides service. The Purchase Price shall not be adjusted if the number of Subscribers is less than 150,000 on the Closing Date. The Purchase Price shall be paid by wire transfer of immediately available funds to an account or accounts designated by each Seller.


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     1.3  CLOSING.  The closing of the transactions contemplated hereby (the
"Closing") shall take place at the offices of ProNet Inc., 600 Data Drive, Suite 100, Plano, Texas 75075, at 9:00 a.m., local time, on the later of (a) the last day of the month in which all Federal, state and local regulatory approvals for the transactions contemplated hereby are received by Final Order (as hereinafter defined), and the conditions to Closing set forth in Sections 5.1 and 5.2 (the "Closing Conditions") have been satisfied or (b) at least ten (10) days after such Final Order is received and the Closing conditions have been satisfied, or at such other time and place and/or on such other date as Buyer and Sellers may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     1.4 DELIVERY AND PAYMENT. At the Closing, (i) Sellers shall deliver or cause to be delivered to Buyer the stock certificates evidencing all of the Shares (duly accompanied by stock powers executed by the Sellers in blank) and (ii) Buyer shall deliver to each of the Sellers a wire transfer in immediately available funds for 1/3 of the amount of the cash portion of the Purchase Price to be paid on the Closing Date as provided in Section 1.2 (b) and (c) hereof and (iii) the Escrow Agent shall deliver $166,666 (being 1/3 of the Deposit) to each of the Sellers by wire transfer of immediately available funds and the interest accrued thereon to the Buyer.

     1.5 DEPOSIT ESCROW AGREEMENT. Pursuant to the Deposit Escrow Agreement and prior to the execution hereof, the Buyer has delivered the Deposit to the Escrow Agent. After the Sellers have executed and delivered the Seller's Closing Certificate (as defined in Section 5.1(a)) to Buyer and ProNet and ProNet and Buyer have executed and delivered the Buyer's Closing Certificate (as defined in Section 5.2(a)) to Sellers; Sellers, Buyer, ProNet and Sellers shall execute the written instructions in the form of Exhibit B-1 and deliver Exhibit B-1 to the Escrow Agent instructing the Escrow Agent to deliver the Deposit to Sellers and the interest accrued thereof to the Buyer at the Closing in accordance with Section 1.4 of this Agreement. If this Agreement is terminated prior to Closing as provided for in Section 6.1, then the parties shall follow the procedures set in Section 6.2.

                                  ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer and ProNet hereby jointly and severally represent and warrant to each of the Sellers and the Company as follows (with the understanding that Sellers and the Company are relying materially on such representations and warranties in entering into and performing this Agreement):

     2.1  DUE ORGANIZATION.

         (a) Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into and perform this Agreement.


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

         (b) ProNet is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into and perform this Agreement.

     2.2 DUE AUTHORIZATION. The Buyer and ProNet have full corporate power and authority to enter into and perform this Agreement and each other agreement, instrument, and document required to be executed by the Buyer and ProNet in connection herewith and all such agreements have been duly authorized by the Board of Directors of Buyer and ProNet. Upon their execution and delivery to the Company and the Sellers, this Agreement and each other agreement, instrument and document required to be executed by Buyer and ProNet in connection herewith have been duly and validly authorized, executed, and delivered by Buyer and ProNet and constitute valid and binding obligations of Buyer and ProNet enforceable in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, or other laws affecting the enforcement of creditors' rights generally and the application of general principles of equity. The execution, delivery, and performance of this Agreement and each other agreement, instrument and document required to be executed by Buyer and ProNet in connection herewith will not (a) violate any federal, state, county, or local law, rule, or regulation applicable to Buyer or ProNet or their respective properties, (b) violate or conflict with, or permit the cancellation of, any agreement to which Buyer or ProNet is a party or by which Buyer or ProNet or their respective properties are bound, (c) permit the acceleration of the maturity of any indebtedness of, or any indebtedness secured by the property of Buyer or ProNet, or (d) violate or conflict with any provision of Buyer's or ProNet's certificate of incorporation or by-laws. No action, consent, or approval of, or filing with, any federal, state, county, or local governmental authority is required in connection with the execution, delivery, or performance of this Agreement by Buyer or ProNet (or any agreement or other document executed in connection herewith by Buyer or ProNet) except for the filing described in Section 4.12 hereof.

     2.3 REGULATORY CERTIFICATES. Neither Buyer or nor ProNet is aware of any information concerning Buyer or ProNet that could, in Buyer's or ProNet's reasonable judgment, cause the Federal Communications Commission ("FCC") or any other regulatory authority to withhold or deny approval of the transfer of the Licenses (as hereinafter defined) to Buyer.

     2.4 FINANCIAL CAPACITY. Buyer and ProNet have sufficient cash or other sources of funds to pay the Purchase Price in the manner specified in Section
1.2 and 1.4 and all related fees and expenses. In addition, if Buyer or ProNet is relying upon any financing to be provided by third parties in order to pay any part of the Purchase Price and related fees and expenses, Buyer or ProNet has delivered to Sellers before the date hereof a true and correct copy of a commitment letter from Buyer's financial institution for such financing.

     2.5 BROKERS. Except as disclosed on SCHEDULE 2.5, neither Buyer nor ProNet has paid or become obligated to pay any fee or commission to any broker, finder, investment banker, or other intermediary in connection with the transactions contemplated by this Agreement in such a manner as to give rise to a valid claim against Seller for any broker's or finder's fees or similar fees or expenses.

     2.6 INVESTMENT. Buyer is acquiring the shares of the Company for investment and for its own account and not with a view to the distribution thereof. The Buyer and ProNet acknowledge that the shares are "restricted" securities as defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"); that the shares have not been registered under the Securities Act or applicable state securities laws; and no further transfer or sale of the shares shall be made without registration under the Securities Act or applicable state securities laws, unless an exemption is available for such transfer or sale.

     2.7 NO LITIGATION. There are no actions, suits, claims or proceedings, either in equity or law, or governmental or administrative investigations, or to the knowledge of Buyer or ProNet, threatened against Buyer or ProNet, which question or challenge the validity of this Agreement or any action to be taken by Buyer or ProNet pursuant to this Agreement.

                                 ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLERS

     The Company and Sellers hereby jointly and severally represent and warrant with respect to the Company's representations and warranties and GTE, SLT and LCC individually represent and warrant only with respect to themselves and the Shares owned by each of them, to Buyer and ProNet as follows (with the understanding that Buyer and ProNet are relying materially on each such representation and warranty in entering into and performing this Agreement):

     3.1 CAPITALIZATION; OWNERSHIP OF SHARES. The authorized capital stock of the Company consists of 2000 shares of common stock, $1.00 par value, of which 1800 are issued and outstanding and no shares are held in the Company's treasury. All such issued and outstanding Shares are duly authorized, validly issued, fully paid, and nonassessable. All of the Shares are owned of record and beneficially by Sellers as set forth on SCHEDULE 3.1 attached hereto. None of the Shares were issued or will be transferred under this Agreement in violation of any preemptive or preferential rights of any person.

     3.2 NO LIENS ON SHARES. The Shares are free and clear of any liens, restrictions, security interests, claims, rights of another, or encumbrances; none of the Shares are subject to any outstanding options, warrants, calls, or similar rights of any other person to acquire the same; none of the Shares are subject to any restrictions on transfer thereof (except as discussed in Section 2.6 herein); and GTE, SLT and LCC each has the full power and authority to convey, and will convey to Buyer at Closing, good and marketable title to the Shares, free and clear of any liens, restrictions, security interests, claims, rights of another, or encumbrances.

     3.3 OTHER RIGHTS TO ACQUIRE CAPITAL STOCK. There are no authorized or outstanding warrants, options, or rights of any kind to acquire from the Company or from GTE, SLT and


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

LCC, any equity or debt securities of the Company or securities convertible into or exchangeable for equity or debt securities of the Company.

     3.4 DUE ORGANIZATION. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas and has full power and authority to carry on its business as now conducted and as proposed to be conducted. Complete and correct copies of the certificate of incorporation and by-laws of the Company and all amendments thereto have been delivered to Buyer and have been certified by the Secretary of the Company. The Company is qualified to do business and is in good standing in the states set forth on SCHEDULE 3.4 attached hereto, which states represent every jurisdiction where such qualification is required except where failure to be so qualified would not have a material adverse effect on the business, properties, or assets of the Company, taken as a whole.

     3.5 SUBSIDIARIES. The Company does not directly or indirectly have (or possess any options or other rights to acquire) any subsidiaries or any direct or indirect ownership interests in any person, business, corporation, partnership, association, joint venture, trust, or other entity.

     3.6 DUE AUTHORIZATION. The Company and each of the Sellers have full corporate power and authority to enter into and perform this Agreement and each other agreement, instrument, and document required to be executed by the Company and the Sellers in connection herewith and all such agreements have been duly authorized by the Board of Directors of the Company and each of the Sellers. Upon their execution and delivery to Buyer and ProNet, this Agreement and each other agreement, instrument, and document required to be executed in connection herewith shall have been duly and validly executed and delivered by the Company and Sellers and shall constitute valid and binding obligations of the Company and Sellers enforceable in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, or other laws affecting the enforcement of creditors' rights generally and the application of general principles of equity. The execution, delivery, and performance of this Agreement and each other agreement, instrument, and document required to be executed in connection herewith by the Sellers and the Company in connection herewith will not (a) violate any federal, state, county, or local law, rule, or regulation applicable to the Company, Sellers, or the Company's properties, except where such violation would not have a material adverse effect on the business, properties or assets of the Company, taken as a whole, (b) violate or conflict with, or permit the cancellation of, any agreement to which the Company or Sellers is a party, or by which any of them or the Company's properties is bound, or result in the creation of any lien, security interest, charge, or encumbrance upon any of such properties, except which would not have a material adverse effect on the business, properties or assets of the Company taken as a whole, (c) permit the acceleration of the maturity of any indebtedness of, or indebtedness secured by the property of, the Company, or (d) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company. No action, consent, or approval of, or filing with, any governmental authority is required to be obtained by or with respect to the Company or Sellers in connection with the execution, delivery, or performance of this Agreement by the Company or Sellers (or any agreement or other document executed in connection herewith by the Company or Sellers) except for the filing described in Section 4.12 hereof.


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

     3.7 FINANCIAL STATEMENTS. The following Financial Statements (herein so called) of the Company have been delivered to Buyer by Sellers and the
Company:

          (a) Audited balance sheets and audited statements of operations, retained earnings, and cash flow of the Company as of and for the two years ended December 31, 1992 and December 31, 1993, together with, in each case, the notes thereto and the report of Arthur Andersen LLP with respect thereto (collectively, the "Audited Financial Statements"); and

          (b) Unaudited balance sheets and statements of operations, retained earnings, and cash flow of the Company as of and for the year ended December 31, 1994, together with the notes thereto (collectively, the "Unaudited Financial Statements").

The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and fairly present the financial position, results of operations, and changes in financial position of the Company as of the indicated dates and for the indicated periods (except, in the case of the Unaudited Financial Statements, for the absence of notes thereto and subject to normal year-end audit adjustments and accruals required to be made in the ordinary course of business which are not materially adverse and are consistent with past practices). Except to the extent reflected or provided for in the balance sheet included in the Unaudited Financial Statements or as disclosed to Buyer and ProNet as set forth on SCHEDULE 3.7 attached hereto, the Company has no liabilities or obligations (whether absolute, contingent, or otherwise), other than open-account current liabilities incurred in the ordinary course of business subsequent to December 31, 1994; and Sellers and the Company have no knowledge of any basis for the assertion of any such liability or obligation. Except as set forth on SCHEDULE 3.7, since December 31, 1994, there has been no material adverse change in the financial position, assets, results of operations, or business of the Company, taken as a whole. Except as set forth on SCHEDULE 3.7, to the best knowledge of Sellers and the Company without independent inquiry, there are no current or pending developments or circumstances which would have a material adverse effect on the financial position, assets, results of operations, business, or prospects of the Company, taken as a whole. The termination of employment of the SLT Employees (as hereinafter defined) who may be hired by ProNet or the Buyer upon consummation of the Closing shall not result in any severance, termination, or other payment liability or obligation of the Company.

     3.8  CONDUCT OF BUSINESS; CERTAIN ACTIONS.  Except as set forth on
SCHEDULE 3.8 attached hereto, since December 31, 1994, the Company has conducted its businesses and operations in the ordinary course and consistent with its past practices and has not (a) paid or declared any dividend or distribution or purchased or retired any indebtedness from any holder of capital stock of the Company (a "Shareholder") and has not purchased, retired, or redeemed any capital stock from any Shareholder, (b) increased the compensation of any of the directors, officers, or employees of the Company, except for wage and salary increases made in the ordinary course of business and consistent with the past practices of the Company, (c) made any capital expenditures exceeding $50,000 individually, (d) sold any asset (or any group of related assets) in any transaction (or series of related transactions) in which the purchase price for such asset (or group of related assets) exceeded $10,000 (other than sales of inventory or paging services in the ordinary course of business), (e) discharged or satisfied any lien or encumbrance or paid any material obligation or liability, absolute or contingent, other than current liabilities incurred and paid in the ordinary course of business, (f) made or guaranteed any loans or advances to any party whatsoever, (g) suffered or permitted any lien, security interest, claim, charge, or other encumbrance to arise or be granted or created against or upon any of the assets of the Company (other than the Company's antenna sites), real or personal, tangible or intangible, or, to the best knowledge of Sellers and the Company, suffered or permitted any lien, security interest, claim, charge, or other encumbrance to arise or be granted or created against or upon any antenna site of the Company, (h) cancelled, waived, or released any of the Company's debts, rights, or claims against third parties, except in the ordinary course of business, (i) amended the certificate of incorporation or by-laws of the Company, (j) made or paid any severance or termination payment to any employee, consultant, or sales representative, (k) made any change in the method of accounting of the Company, (l) made any investment or commitment therefor in any person, business, corporation, association, partnership, joint venture, trust, or other entity, (m) made, entered into, amended, or terminated any written employment contract, or created, made, amended, or terminated any bonus, stock option, pension, retirement, profit sharing, or other employee benefit plan or arrangement, or withdrawn from any "multi-employer plan" (as defined in Section 414(f) of the Internal Revenue Code of 1986, as amended (the "Code")) so as to create any liability under Article IV of ERISA (as hereinafter defined) to any entity, (n) amended, except in the ordinary course of business, or experienced a termination of any material contract, agreement, lease, franchise, or license to which the Company is a party, (o) entered into any other material transactions except in the ordinary course of business, (p) entered into any contract, commitment, agreement, or understanding to do any acts described in the foregoing clauses (a)-(o) of this Section 3.8, (q) suffered any material damage, destruction, or loss (whether or not covered by insurance) to any assets, (r) experienced any strike, slowdown, or demand for recognition by a labor organization by or with respect to any of the employees of the Company, or (s) experienced or effected any shutdown, slow-down, or cessation of any operations conducted by, or constituting part of, the Company.

     3.9 PROPERTIES. Attached hereto as SCHEDULE 3.9 is a list and description of all real and personal properties (excluding, in the case of personal properties, any asset having a book value of less than $10,000 as of December 31, 1994) owned or leased by the Company as of the date hereof. Except as expressly set forth on SCHEDULE 3.9 attached hereto, the real and personal properties of the Company are free and clear of all liens, security interests, claims, rights of another, and encumbrances. The physical properties owned or utilized by the Company in the conduct of its business are in good operating condition and repair, normal wear and tear excepted, and are free from material defects. Except as otherwise set forth on
SCHEDULE 3.9 attached hereto, the Company has full and unrestricted legal and equitable title to or a valid leasehold interest in all such properties. To the best knowledge of Sellers and the Company, the operation of the properties and business of the Company in the manner in which they are now and have been operated does not violate in any material respect any zoning ordinances, municipal regulations, or other rules, regulations, or laws except where such violation would not have a material adverse effect on the business, properties or assets of the Company. To the best knowledge of Sellers and the Company, no covenants, easements, rights-of-way, or regulations of record impair in any

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material respect the uses of the respective properties of the Company for the purposes for which they are now operated which would have a material adverse effect on the business, properties or assets of the Company. Except as described on SCHEDULE 3.9 attached hereto, to the best knowledge of Sellers and the Company, there are no past, present, or proposed conditions, activities, actions, or plans which may prevent compliance by the Company with any law related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release, of any pollutant, contaminant, chemical, or industrial toxic or hazardous substance or waste ("Hazardous Substance Issues") or any regulations, plans, judgments, injunctions, or notices promulgated or approved thereunder applicable to the operations, properties, or assets of the Company, or which may give rise to any liability of the Company, or otherwise form the basis of any claims, actions, demands, suits, proceedings, hearings, studies, or investigations against or relating to the Company, based on or related to any Hazardous Substance Issues.

     3.10 LICENSES AND PERMITS. Attached hereto as SCHEDULE 3.10 is a list of all federal, state, county, and local governmental licenses, certificates, and permits held or applied for by the Company ("Licenses"). Except as disclosed on SCHEDULE 3.10, to the best knowledge of Sellers and the Company, the Company has complied in all material respects, and is in compliance in all material respects, with the terms and conditions of all such licenses, certificates, and permits, and to the best knowledge of Sellers and the Company, no material violation of any such licenses, certificates, or permits or the laws or rules governing the issuance or continued validity thereof has occurred which violation would have a material adverse effect on the business, properties or assets of the Company. No additional license, certificate, or permit is required from any federal, state, county, or local governmental agency or body thereof in connection with the conduct of the business of the Company which, if not obtained, would materially and adversely affect the business or properties of the Company, taken as a whole. Except as set forth on SCHEDULE 3.10, no claim has been made by any governmental authority to the effect that a license, permit, or order is necessary in respect of the business conducted by the Company.

     3.11 INTELLECTUAL RIGHTS. Attached hereto as SCHEDULE 3.11 is a list and description of all patents, trademarks, tradenames, and copyrights and applications therefor owned by or registered in the name of the Company or in which the Company has any right, license, or interest. The Company is not a party to any license agreements, as licensor or licensee, with respect to any patents, trademarks, trade names, or copyrights. The Company has good and marketable title to or the right to use such assets as set forth on SCHEDULE
3.11 and all inventions, processes, designs, formulae, trade secrets, and know-how which the Company believes are necessary for the conduct of its business, without the payment of any royalty or similar payment. To the best knowledge of Sellers and the Company, the Company is not infringing any patent, trademark, tradename, or copyright of others, and Sellers and the Company are not aware of any infringement by others of any such rights owned by the Company.

     3.12 COMPLIANCE WITH LAWS. Except as set forth on SCHEDULE 3.12, to the best knowledge of Sellers and the Company, the Company and Sellers have complied in all material respects, and are in compliance in all material respects, with all federal, state, county, and local laws, rules, regulations, policies, precedents, and orders applicable to the Company's business and have filed with the proper authorities all statements, reports, and responses to requests for information (including, but not limited to, requests by the Federal Communications Commission ("FCC") concerning any application currently pending before the FCC filed by the Company) required by the laws, rules, regulations, policies, precedents, and orders to which the Company or any of its properties or operations are subject. Except as set forth on
SCHEDULE 3.12, within the past two (2) years, no claim has been made by any governmental authority, whether federal, state, or local, or by any person or other entity (and, to the best knowledge of Sellers and the Company, no such claim is anticipated), to the effect that the business conducted by the Company fails to comply, in any respect, with any law, rule, regulation, policy, precedent, or ordinance of any governmental authority. Without limiting the foregoing in any manner or respect whatsoever, except as set forth on SCHEDULE 3.12, Sellers and the Company represent and warrant that to the best knowledge of Sellers and the Company, the Company has complied with and, up to and including the Closing, will comply in all material respects with all rules, regulations, policies, precedents, and orders of the Federal Aviation Administration ("FAA") and the FCC with respect to marking, lighting, notification, and approval of each and every tower used in the business conducted by the Company.

     3.13 INSURANCE. Attached hereto as SCHEDULE 3.13 is a list of all policies of insurance and all fidelity bonds held by or applicable to the Company at any time within the past two years, which schedule sets forth in respect of each such policy the policy name, policy number, carrier, term, type of coverage, deductible amount or self-insured retention amount, and limits of coverage. All such insurance policies are in full force and effect, and none of the insurers thereunder have notified the Sellers or the Company of any termination or increase in the premiums payable thereunder.
To the best knowledge of Sellers and the Company, no event relating to the Company has occurred which will result in a retroactive upward adjustment of premiums under any such policies or which is likely to result in any prospective upward adjustment in such premiums. The insurance currently held by the Company is in such amount and is of such type and scope as is customary in the industry in which the Company is engaged. Except as disclosed on SCHEDULE 3.13 attached hereto, there has been no material change in the type of insurance coverage maintained by the Company during the past two years which has resulted in any period during which the Company had no insurance coverage. Excluding insurance policies which have expired and been replaced, no insurance policy of the Company has been cancelled within the last two years and, to the best knowledge of Sellers and the Company, no threat has been made to cancel any insurance policy of the Company within such period.

     3.14 BENEFIT PLANS. The Company neither maintains nor contributes to any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Company has no liability, and will incur no liability due to the consummation of the transactions contemplated by this Agreement, with respect to any employee benefit plan.

     3.15 CONTRACTS AND AGREEMENTS. Attached hereto as SCHEDULE 3.15 is a list and brief description of all written or oral contracts, commitments, leases, and other agreements (including, without limitation, promissory notes, loan agreements, other evidences of indebtedness, and oral or written agreements with any finder, broker, or sales agent in which the Company has agreed to pay a fee or any other consideration for finding a buyer for any of the Shares or the assets of the Company) to which the Company is a party or by which the Company or its properties are bound, pursuant to which the obligations thereunder of either party thereto are in respect of any such individual contracts, commitments, leases, or other agreements during the term thereof, $25,000 or greater, or which are otherwise material to the business of the Company, taken as a whole (including, without limitation, all mortgages, deeds of trust, security agreements, pledge agreements, and similar agreements and instruments and all confidentiality agreements). Except as set forth on SCHEDULE 3.15 attached hereto, the Company is not and, to the best knowledge of Sellers and the Company, no other party thereto is in default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default) under any such contracts, commitments, leases, or other agreements, and the Company has not waived any right under any such contracts, commitments, leases, or other agreements, except where such default or waiver would not have a material adverse effect on the business, properties or assets of the Company. Except as set forth on SCHEDULE 3.15 attached hereto, the Company has not guaranteed any obligations of any other person.

     3.16 CLAIMS AND PROCEEDINGS. Except for pending investigations of Sellers or the Company by the FCC (of which neither Sellers nor the Company has any knowledge), attached hereto as SCHEDULE 3.16 is a list and description of all claims, actions, suits, proceedings, and investigations pending or, to the best knowledge of Sellers and the Company, threatened against or affecting the Company or any of its properties or assets, at law or in equity, or before or by any court, municipal or other governmental department, commission, board, agency, or instrumentality. Except as set forth on SCHEDULE 3.16 attached hereto, the Company has not been, and the Company is not now, subject to any order, judgment, decree, stipulation, or consent of any court, governmental body, or agency. No inquiry, action, or proceeding has been asserted, instituted, or, to the best knowledge of Sellers and the Company, threatened to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof or seeking damages on account thereof. To the best knowledge of Sellers and the Company, except as set forth on SCHEDULE 3.16, there is no basis for any such valid claim or action or any other claims or actions which would, or could reasonably be expected to (individually or in the aggregate), have a material adverse effect on the business, operations, financial condition, or prospects of the Company, taken as a whole, or result in a material liability of the Company.

     3.17 TAXES. All federal, foreign, state, county, and local income, gross receipts, excise, property, franchise, license, sales, use, utility, withholding, employment, payroll and any other tax, custom and duty (collectively, "Taxes") returns, reports, and declarations of estimated tax (collectively, "Returns") which were required to be filed by the Company on or before the date hereof have been filed within the time and in the manner provided by law, and all such Returns are true and correct and accurately reflect the Tax liabilities of the Company. All Taxes, assessments, penalties, and interest which have become due pursuant to such Returns have been paid or adequately accrued in the Financial Statements. The provisions for Taxes reflected on the balance sheet contained in the Unaudited Financial Statements are adequate to cover all of the Company's estimated Tax liabilities for the respective periods then ended and all prior periods. The Company has not executed any presently effective waiver or extension of any statute of limitations against assessments and collection of Taxes. There are no pending or threatened claims, assessments, notices, proposals to assess, deficiencies, or audits (collectively, "Tax Actions") with respect to any Taxes owed or allegedly owed by the Company. As of the date of the Closing, the Company's federal income tax returns have not been audited by the Internal Revenue Service, and no Taxes other than as set forth on the Financial Statements are payable by the Company. There are no tax liens on any of the assets of the Company. Proper and accurate amounts have been withheld and remitted by each Company from and in respect of all persons from whom it is required by applicable law to withhold for all periods in compliance with the tax withholding provisions of all applicable laws and regulations. Neither the Company nor any other corporation has filed an election under section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), that is applicable to the Company or any assets held by the Company. The Company has not made an election to be taxed under subchapter S of the Code. The Company is not a party to any tax sharing agreement with any Shareholder or any other person. The Company utilizes the accrual method of accounting for federal income tax purposes.

     3.18 PERSONNEL. The Company has no employees or sales representatives. Certain employees of SLT Cable TV, Inc., a wholly-owned subsidiary of SLT
("SLT Cable") provide services to the Company pursuant to an oral agreement bewteen the Company, SLT and SLT Cable. All of such employees whose primary duties are the provision of services to the Company (the "SLT Cable Employees") are identified on SCHEDULE 3.18 attached hereto. SCHEDULE 3.18 also includes a list of the names and annual rates of compensation of the directors and officers of the Company and of the SLT Cable Employees whose annual rates of compensation at December 31, 1994 (including base salary, bonus, commissions, and incentive pay) exceeded or are expected to exceed $50,000. SCHEDULE 3.18 attached hereto also lists the bonus, profit sharing, percentage compensation, company automobile, club membership, and other like benefits, if any, paid or payable to such directors, officers, SLT Cable employees during the Company's 1994 fiscal year and to the date hereof.
SCHEDULE 3.18 attached hereto also contains a brief description of all material terms of employment agreements to which the Company and/or SLT Cable is a party with respect to the SLT Cable employees and all severance benefits which any director or officer of the Company, or SLT Cable employee or sales representative is or may be entitled to receive. The Company and SLT Cable have made available to Buyer accurate and complete copies of all such employment agreements, and all other agreements, plans, and other instruments to which the Company and/or SLT Cable is a party with respect to the SLT Cable employees and under which SLT Cable's employees are entitled to receive benefits of any nature. To the best knowledge of Sellers and the Company, there is no pending or threatened labor dispute or union organization campaign involving the SLT Cable Employees. None of the SLT Cable Employees are represented by any labor union or organization. The Company is in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, and wages and hours and is not engaged in any unfair labor practices. There is no unfair labor practice claim against the Company or SLT Cable with respect to the SLT Cable Employees before the National Labor Relations Board or any strike, labor dispute, work slowdown, or work stoppage pending or, to the best knowledge of Sellers and the Company, threatened against or involving the Company or SLT Cable with respect to the SLT Cable employees. The employment of any or all of the SLT Cable

Employees by ProNet or the Buyer will not violate the terms of any noncompetition or similar agreement that covers any such SLT Cable Employee.

     3.19 ACCOUNTS RECEIVABLE. Except as set forth on SCHEDULE 3.19 attached hereto, all of the accounts, notes, and loans receivable that have been recorded on the books of the Company are bona fide and represent amounts validly due. Except as set forth on SCHEDULE 3.19, to the best knowledge of Sellers and the Company, all of such accounts, notes, and loans receivable are free and clear of any security interests, liens, encumbrances, or other charges; none of such accounts, notes, or loans receivable are subject to any offsets or claims of offset; and none of the obligors of such accounts, notes, or loans receivable have given notice that they will or may refuse to pay the full amount thereof or any portion thereof.

     3.20 BANK ACCOUNTS. Attached hereto as SCHEDULE 3.20 is a list of all banks or other financial institutions with which the Company has an account or maintains a safe deposit box, showing the type and account number of each such account and safe deposit box and the names of the persons authorized as signatories thereon or to act or deal in connection therewith.

     3.21 AGENTS. Except as set forth in SCHEDULE 3.21 attached hereto, the Company has not designated or appointed any person or other entity to act for it or on its behalf pursuant to any power of attorney or any agency which is presently in effect.

     3.22 INDEBTEDNESS TO AND FROM OFFICERS, DIRECTORS, SHAREHOLDERS, AND EMPLOYEES. Except as disclosed in SCHEDULE 3.22 attached hereto, the Company is not indebted to any of its officers, directors, stockholders, the SLT Cable Employees, sales representatives, or any affiliates thereof or has indebtedness owed to it from any of its officers, directors, stockholders, employees, sales representatives, or any affiliates thereof excluding indebtedness for travel advances or similar advances for expenses incurred on behalf of and in the ordinary course of business of the Company and consistent with the Company's past practices.

     3.23 COMMISSION SALES CONTRACTS. Except as disclosed in SCHEDULE 3.23 attached hereto, the Company neither employs nor has any relationship with any individual, corporation, partnership, or other entity whose compensation from the Company is in whole or in part determined on a commission basis.

     3.24 CERTAIN CONSENTS. Except as set forth on SCHEDULE 3.24 attached hereto, there are no consents, waivers, or approvals required to be executed and/or obtained from third parties in connection with the execution, delivery, and performance of this Agreement or the Deposit Escrow Agreement and the transactions contemplated hereby or thereby.

     3.25  INTEREST IN COMPETITORS, SUPPLIERS, LENDERS, AND CUSTOMERS.
Except as set forth on SCHEDULE 3.25 attached hereto, no Shareholder, officer, or director of the Company or any affiliate of any such Shareholder, officer, or director has any ownership interest in any paging competitor, supplier, lender, or customer of the Company or any property used in the operation of the business of the Company.

     3.26 INVENTORY. Except as set forth on SCHEDULE 3.26 attached hereto, the inventories shown on the balance sheet contained in the Unaudited Financial Statements consist of (and the inventories of the Company at the Closing will consist of items of a quality and quantity usable and readily saleable in the ordinary course of business by the Company.

     3.27 WARRANTIES. Attached hereto as SCHEDULE 3.27 is a list and brief description of all warranties and guarantees made by the Company to third parties with respect to any products sold or services rendered by it. Except as set forth on SCHEDULE 3.27 attached hereto, no claims for breach of product or service warranties to customers have been made against the Company since December 31, 1994. Except as set forth on SCHEDULE 3.27, to the best knowledge of Sellers and the Company, and without independent inquiry, no state of facts exists, or event has occurred, which may form the basis of any present claim against the Company for liability on account of any express or implied warranty to any third party.

     3.28 CUSTOMERS AND SUPPLIERS. SCHEDULE 3.28 attached hereto contains a true, correct, and complete list of (a) the ten largest customers (measured in dollar volume of revenue) of the Company, taken as a whole, during the years ended December 31, 1993 and December 31, 1994, and (b) the ten largest suppliers (measured in dollar volume of purchases) of the Company, taken as a whole, during the years ended December 31, 1993 and December 31, 1994.

     3.29 REGULATORY CERTIFICATES. Neither Sellers nor the Company is aware of any information concerning Sellers, the Company, or any of their operations that could, in Sellers' or the Company's reasonable judgment, cause the FCC or any other regulatory authority not to issue the Final Order granting all applications as set forth in Section 4.12 herein.

                                 ARTICLE IV

                                 COVENANTS

     4.1 INSPECTION. From the date hereof to the Closing, Sellers shall give and cause the Company to give, and the Company shall give, to Buyer and its officers, attorneys, accountants, and representatives free, full, and complete access during reasonable business hours at times mutually agreed to by the parties (and subject to Buyer's obligation to furnish Sellers and the Company with 72 hours' notice of its desire for such access on any particular day or for a particular period of days) to all books, records, tax returns, files, correspondence, personnel, facilities, and properties of the Company; provide Buyer and its officers, attorneys, accountants, and representatives with access to all information and material pertaining to the business and affairs of the Company as Buyer may deem reasonably necessary or appropriate; and use their best efforts to afford Buyer and its officers, attorneys, accountants, and representatives the reasonable opportunity to meet along with the Company's representatives certain mutually agreed upon customers and suppliers of the Company to discuss the business, condition (financial or otherwise), operations, and prospects of the Company so long as it does not interfere with the operations of the Company. At the Closing, Sellers and the Company shall deliver to Buyer the originals of all minute books and stock transfer records of the Company. Any investigation by

Buyer or its officers, attorneys, accountants, or representatives shall not in any manner affect the representations and warranties of Sellers contained herein except as otherwise provided for in this Agreement. Buyer represents that it is a sophisticated entity that was advised by knowledgeable counsel and financial advisors and, to the extent it deemed necessary, other advisors in connection with the Agreement and has conducted its own independent review and evaluation of the Company and its business.

     4.2 COMPLIANCE. From the date hereof to the Closing, neither Sellers nor the Company shall take or fail to take any action which action or failure to take such action shall cause the representations and warranties made by Sellers and the Company herein to be untrue or incorrect as of the Closing.

     4.3 SATISFACTION OF ALL CONDITIONS PRECEDENT. From the date hereof to the Closing, each party shall use their best efforts to satisfy all conditions precedent hereunder by the Closing.

     4.4 NO SOLICITATION. From the date hereof to June 30, 1995 (unless this Agreement is otherwise terminated in accordance with Section 6.1), neither the Company nor Sellers shall offer any of the Shares or the Company (or a material part of its assets in one transaction or a series of transactions) for sale, or solicit offers to buy any Shares or the Company (or a material part of its assets in one transaction or in a series of related transactions), or hold discussions with any party (other than Buyer) looking toward such an offer or solicitation or toward a merger or consolidation of the Company with or into another entity or any similar transaction. Sellers shall not, and shall not allow the Company to, and the Company shall not, enter into any agreement with any party other than Buyer with respect to the sale or other disposition of either the capital stock or the assets of the Company or with respect to any merger, consolidation, or similar transaction involving the Company.

     4.5 NOTIFICATION AS TO CERTAIN MATTERS. Each party will promptly notify the other party of any information of which it becomes aware on or before the Closing Date that would cause any representation or warranty of such other party contained in this Agreement not to be true and correct as of the date on which it was made or as of the Closing Date.

     4.6 NOTICE OF BREACH. From the date hereof to the Closing, Sellers and the Company shall, immediately upon becoming aware thereof, give detailed written notice to Buyer of the occurrence of any event which would cause or constitute a breach, or if the Company or the Sellers has received notice from a third party of a threatened occurrence of any event which would cause or constitute a breach, of any of their covenants, agreements, representations, or warranties contained or referred to herein or in any document delivered in accordance with the terms hereof.

     4.7 NOTICE OF LITIGATION. From the date hereof to the Closing, immediately upon becoming aware thereof, Sellers and the Company shall notify Buyer of (a) any suit, action, or proceeding (including, without limitation, any Tax Action or proceeding involving a labor dispute or grievance or union recognition) to which the Company becomes a party or which is threatened against the Company, (b) any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereby, or (c) any notice from any tribunal of its intention to institute an investigation into, or to institute a suit or proceeding to restrain or enjoin the consummation of, this Agreement or the transactions contemplated hereby or to nullify or render ineffective this Agreement or such transactions if consummated.

     4.8 CONTINUATION OF INSURANCE COVERAGE. From the date hereof to the Closing, Sellers shall cause the Company to, and the Company shall, keep in full force and effect insurance coverage for the Company and its assets and operations comparable in amount and scope to the coverage now maintained covering the Company and its assets and operations (provided, however, that such insurance is available to Sellers and the Company). In the event any such insurance becomes unavailable to Sellers or the Company, Sellers and the Company shall give Buyer prompt written notice thereof.

     4.9 UPDATING INFORMATION. As of the Closing, Sellers and the Company shall update all information set forth in the schedules to this Agreement.

     4.10 FINANCIAL STATEMENTS. Until the Closing, as soon as available, and in any event within 30 days after the end of each calendar month after December, 1994, Sellers and the Company shall furnish to Buyer balance sheets statements of operations, retained earnings, and cash flows of the Company for such month prepared in accordance with the generally accepted accounting principles applied in the preparation of the Audited Financial Statements (except for the absence of notes to such monthly financial statements and subject to normal year-end adjustments and accruals required to be made in the ordinary course of business which are not materially adverse and are consistent with past practices). Such monthly financial statements shall fairly present the financial position, results of operations, and changes in financial position as of the indicated dates and for the indicated periods.

     4.11  INTERIM OPERATIONS OF THE COMPANY.

          (a) From the date hereof to the Closing, Sellers shall cause the Company to, and the Company shall, conduct its business only in the ordinary course consistent in all material respects with past practice, and the Company shall not, unless Buyer gives its prior written approval,
     (i) amend or otherwise change its certificate of incorporation or by-laws, as each such document is in effect on the date hereof, (ii) issue or sell, or authorize for issuance or sale, additional shares of any class of capital stock, or issue, grant, or enter into any subscription, option, warrant, right, convertible security, or other agreement or commitment of any character obligating the Company to issue securities, (iii) declare, set aside, make, or pay any dividend or other distribution with respect to its capital stock, except for dividends of cash or cash equivalents (excluding accounts receivable) in excess of accounts payable (including amounts due as of Closing under the Castille Agreement as set forth in Section 4.14 herein), (iv) redeem, purchase, or otherwise acquire, directly or indirectly, any of its capital stock, (v) except in the ordinary course of business and pursuant to the Company's 1995 Budget as set forth in SCHEDULE 4.11 attached hereto, sell, pledge, dispose of, or encumber, or agree to sell, pledge, dispose of, or encumber, any assets of the Company, or authorize any capital expenditure in excess of $10,000 individually or $20,000 in the aggregate for the Company, (vi) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, or other business organization or division thereof, or enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing, (vii) incur any indebtedness for borrowed money, issue any debt securities, or enter into or modify any contract, agreement, commitment, or arrangement with respect thereto, (viii) enter into, amend, or terminate any employment agreement with any director, officer, or employee of the Company or SLT Cable Employee otherwise than in the ordinary course of business, or, other than as set forth in Section 4.14 hereof, take any action with respect to the grant or payment of any severance or termination pay other than pursuant to policies or agreements of the Company in effect on the date hereof, (ix) enter into, extend, or renew any lease for office or manufacturing space, or (x) except as required by law, adopt, amend, or terminate any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, or other employee benefit plan, agreement, trust, fund, or arrangement for the benefit or welfare of any officer, employee, or sales representative of the Company or SLT Cable Employee, or withdraw from any multi-employer plan so as to create any liability under Article IV of ERISA to any entity, (xi) grant any increase in compensation to any director, officer, or employee or sales representative of the Company or SLT Cable Employee except for in increases consistent with past practices and in the ordinary course of business.

          (b) From the date hereof to the Closing, Sellers shall cause the Company to, and the Company shall, use their best efforts to preserve intact the business organization of the Company, to keep available in all material respects the services of each Company's present officers and key employees, to preserve intact each Company's banking relationships and credit facilities, to preserve the goodwill of those having business relationships with the Company, and to comply with all applicable laws.

     4.12 REGULATORY APPROVALS. With the full cooperation and assistance of Sellers and the Company, Buyer shall file with the FCC, the FAA, and with all state regulatory agencies, commissions, or other entities having jurisdiction over the Company's business, applications in a form mutually agreed upon by Buyer, ProNet, Sellers and the Company for consent to transfer to the Buyer of the Licenses, currently held by the Company. The Buyer shall use all commercially reasonable efforts to file and prosecute such applications so as to permit the Closing to occur. Approval of the aforementioned applications by the FCC, the FAA, and by any applicable state agencies, commissions, or other entities shall be by Final Order (and such approvals shall hereinafter collectively be referred to as the "Final Order"). As used in this Agreement, any such approval shall only be a Final Order if (a) the action of the subject governmental agency approving the application has not been reversed, stayed, enjoined, set aside, annulled, or suspended, (b) with respect to such approval, no timely request for stay, motion, or petition for reconsideration or rehearing, application, or request for review, or notice of appeal or other judicial petition for review is pending, and (c) the time for filing any such request, motion, petition, application, appeal, or notice, and for the entry of orders staying, reconsidering, or reviewing the subject governmental agency's own motion, shall have expired. Any action by a governmental authority approving the application subject to conditions which:

          (a) materially adversely affect the operation or the conduct of the Company's business as conducted by Sellers immediately prior to the Closing Date (if either party shall disagree as to what constitutes a condition materially adverse for purposes of this subparagraph, the disagreement shall be resolved by an arbiter, if Buyer and Sellers mutually agree, or by a final judgment of a court of competent jurisdiction); or

          (b) require payment (by Sellers or Buyer) of fines or forfeitures for prior or continuing violations of orders, policies, regulations or rules of any regulatory agency;

shall not be deemed a Final Order until such time as:

          (a) the Buyer notifies the Sellers in writing of its willingness to accept such materially adverse conditions; or

          (b) such payments (by Sellers or Buyer) of fines or forfeitures are made to the appropriate regulatory agency;

respectively. If the conditions are neither accepted by Buyer, or satisfied by payment of the fines or forfeitures by Sellers or Buyer, as the case may be, within 60 days of the date when the regulatory approval was released on a public notice or otherwise publicly disclosed, then Buyer or Sellers (in the event that Buyer fails to pay the fines or forfeitures that are the subject of the conditions) shall have the right to terminate this Agreement upon written notice to the other party or parties and shall be relieved of all obligations hereunder as provided in Article VI hereof.

     4.13 RESIGNATIONS OF DIRECTORS AND OFFICERS. Sellers shall cause all directors and officers of the Company to deliver their written resignations to Buyer, which resignations shall be effective at or before the Closing and shall be in form and substance reasonably satisfactory to Buyer. Except as set forth in SCHEDULE 4.13, each such resignation shall state that the Company is not in any way indebted or obligated to the resigning party for termination pay, loans, advances, or otherwise except for accrued salary.

     4.14 GULF COAST ELECTRONICS AGREEMENT. Prior to the Closing, Sellers shall cause the Company to record to accounts payable all unpaid amounts due under the Agreement for Purchase and Sale of Radio Station Authorization dated December 14, 1994 between Gulf Coast Electronics, Inc. and the Company. Such amounts in accounts payable shall be subject to the restrictions on the issuance of dividends according to Section 4.11(a)(iii).

     4.15 EMPLOYMENT OFFERS. Sellers and the Company shall make available to ProNet and Buyer all personnel and similar records (excluding medical records) for all SLT Cable Employees, subject in each case to the consent of the SLT Cable Employee. Sellers and the Company shall cooperate with ProNet and Buyer in facilitating ProNet's and Buyer's communication with the SLT Cable Employees, including, but not limited to, providing ProNet and Buyer with reasonable access to interview the SLT Cable Employees prior to Closing. Effective as of the Closing, Sellers will cause the employment of any SLT Cable Employee designated by ProNet or Buyer to be terminated, subject to ProNet's or Buyer's agreement to cause the Company to offer employment to such designated SLT Cable Employees.

                                 ARTICLE V

                           CONDITIONS TO CLOSING

     5.1 CONDITIONS TO OBLIGATIONS OF BUYER. Unless waived in writing by the Buyer, and only in Buyer's absolute and sole discretion, the obligations of Buyer to consummate the transactions contemplated hereby are subject to the fulfillment of each of the following conditions:

          (a) The representations and warranties of Sellers and the Company contained in this Agreement shall be true and correct in all material respects at and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing; Sellers and the Company shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by Sellers and the Company at or prior to the Closing; and Sellers shall have delivered to Buyer a certificate ("Seller's Closing Certificate") in substantially the form attached as SCHEDULE 5.1(a), dated the Closing Date and signed by Sellers, certifying each of the foregoing, or specifying those respects in which such covenants have not been performed or such representations and warranties are not true and correct, in which event, if the Closing occurs, any claim with respect to matters so specified shall be waived by Buyer.

          (b) No action or proceeding shall have been instituted or threatened against Sellers or the Company for the purpose or with the possible effect of enjoining or preventing the consummation of this Agreement or seeking damages on account thereof.

          (c) During the period from the date hereof to the Closing, there shall not have occurred any material casualty or material damage (whether or not insured) to any facility, property, or equipment owned or used by the Company; there shall have been no material adverse change in the financial condition, business, properties, or operations of the Company, taken as a whole, since December 31, 1994; and the business of the Company shall have been conducted only in the ordinary course consistent with past practices except as otherwise disclosed pursuant to this Agreement.

          (d) Buyer shall have received the minute books and stock transfer records contemplated by Section 4.1 hereof and the resignations contemplated by Section 4.14 hereof.

          (e) The consents and approvals listed on SCHEDULE 3.24 required in connection with the execution, delivery, and performance of this Agreement shall have been obtained.

          (f) All necessary action (corporate or otherwise) shall have been taken by Sellers and the Company to authorize, approve, and adopt this Agreement and the consummation and performance of the transactions contemplated hereby, and Buyer shall have received a certificate, dated as of the Closing Date, executed by Sellers and the President or Vice President of the Company to the foregoing effect.

          (g) Buyer shall have received from Sellers the stock certificates representing all of the Shares duly accompanied by stock powers duly executed in blank.

          (h) Each director, officer, employee, and sales representative of the Company who has any loan outstanding and payable to the Company at the Closing Date shall have repaid such loan (including, without limitation, all accrued interest) in full on the Closing Date.

          (i) Sellers shall have entered into a Noncompetition Agreement with Buyer and the Company in the form of Exhibit C attached hereto (the "Noncompetition Agreement").

          (j) Buyer shall have received the legal opinion of counsel to Sellers and the Company, in form and substance satisfactory to the parties.

          (k) Buyer shall have received the legal opinion of FCC counsel to Sellers and the Company, in form and substance satisfactory to the parties.

          (l) The Company and its assets and operations shall have been covered by insurance comparable in amount and scope to the coverage maintained by the Company covering the Company and its assets and operations on the date hereof.

          (m) The value of the cash and cash equivalents (excluding accounts receivable) of the Company shall meet or exceed the amount of accounts payable of the Company existing on the date of the Closing. Subject to the preceding sentence, on or prior to the Closing, the Sellers may retain or dividend cash and cash equivalents (excluding accounts receivable) in excess of such accounts payable.

          (n) On the date of the Closing, the number of the Company's Subscribers shall equal or exceed 150,000.

The decision of Buyer to consummate the transactions contemplated hereby without the satisfaction of any of the preceding conditions shall not constitute a waiver of any of Sellers' or the Company's representations, warranties, covenants, or indemnities herein except as provided for in this Agreement.

     5.2 CONDITIONS TO OBLIGATIONS OF SELLERS. Unless waived in writing by the Seller, and only in Sellers' absolute and sole discretion, the obligations of Sellers to consummate the transactions contemplated hereby are subject to the fulfillment of the following conditions:

          (a) The representations and warranties of Buyer and ProNet contained in this Agreement shall be true and correct in all material respects at and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing; Buyer and ProNet shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by Buyer and ProNet at or prior to the Closing; and Buyer and ProNet shall have delivered to Sellers a certificate ("Buyer's Closing Certificate") in substantially the form attached as SCHEDULE 5.2(a), dated the Closing Date and signed by Buyer and ProNet, certifying each of the foregoing, or specifying those respects in which such covenants have not been performed or such representations and warranties are not true and correct, in which event, if the Closing occurs, any claim with respect to matters so specified shall be waived by Sellers.

          (b) Buyer or ProNet shall have delivered to Sellers the Purchase Price for the Shares in accordance with Sections 1.2 and 1.4 hereof.

          (c) All necessary action (corporate or otherwise) shall have been taken by Buyer and ProNet to authorize, approve, and adopt this Agreement and the consummation and performance of the transactions contemplated hereby, and Sellers shall have received a certificate, dated as of the Closing Date, executed by the President or Vice President of Buyer and ProNet to the foregoing effect.

          (d) No action or proceeding shall have been instituted or threatened against Buyer or ProNet for the purpose or with the possible effect of enjoining or preventing the consummation of this Agreement or seeking damages on account thereof.


                                 ARTICLE VI

                                 TERMINATION

     6.1 TERMINATION. This Agreement may be terminated prior to the Closing by (a) the mutual consent of Buyer, ProNet and Sellers, (b) Sellers upon the failure of Buyer or ProNet to perform or comply in any material respect with any of its covenants or agreements contained herein prior to the Closing or if any representation or warranty of Buyer and ProNet hereunder shall not have been true and correct in any material respect as of the time at which such was made, (c) Buyer and ProNet upon the failure of Sellers or the Company to perform or comply in any material respect with any of its covenants or agreements contained herein prior to the Closing or if any representation or warranty of Sellers or the Company hereunder shall not have been true and correct in any material respect as of the time at which such was made (provided, that a party shall not be entitled to exercise its right of termination under subsection (b) or (c) if (i) the breach is capable of being cured to the non-breaching party's reasonable satisfaction and the breaching party is diligently proceeding with its best efforts to effect such cure (but in no event shall the period of such default continue in excess of 45 days) or (ii) the party attempting to terminate is, at the time of any such attempted termination, in breach of any term hereof),
(d) either Buyer or Sellers if the Closing does not occur by September 30, 1995 (provided that no party may terminate this Agreement pursuant to this clause (d) if such party is, at the time of any such attempted termination, in breach of any term hereof) or (e) either Buyer or Sellers as permitted by
Section 4.12 hereof.

    6.2  EFFECT OF TERMINATION.

         (a)  If this Agreement is terminated pursuant to clauses (a), (d) or
    (e) of Section 6.1 hereof, the Sellers, Buyer and ProNet shall instruct the Escrow Agent to distribute the Deposit and the interest accrued thereon in such manner as they may mutually agree or as instructed by a court of law.

         (b) If this Agreement is terminated by Sellers pursuant to Section 6.1(b), upon receipt of written notice of termination from the Sellers, Buyer and ProNet shall execute and deliver, along with Sellers, written instructions to the Escrow Agent in the form of Exhibit B-2 instructing the Escrow Agent to deliver the Deposit and the interest accrued thereon to the Sellers; it being understood and agreed, however, that such Deposit and the interest accrued thereon represent the parties' best estimate of the minimal damages that Sellers will suffer as a result of Buyer's or ProNet's breach of this Agreement, but that (i) such deposit shall not constitute liquidated damages, and (ii) Sellers shall be entitled to recover any additional damages that they may suffer as a result of Buyer's or ProNet's breach of this Agreement subject to the limitations of Section 7.2(e).

         (c) If this Agreement is terminated by Buyer pursuant to Section 6.1(c), upon receipt of written notice of termination from Buyer, Sellers shall execute, and deliver along with Buyer and ProNet, written instructions to the Escrow Agent in the form of Exhibit B-3 instructing the Escrow Agent to deliver the Deposit and the interest accrued thereon to the Buyer; it being understood, and agreed, however, that Buyer and ProNet shall be entitled to recover any and all damages that they may suffer as a result of Seller's breach of this Agreement subject to the limitations of Section 7.2(e).

                                  ARTICLE VII

                                INDEMNIFICATION

    7.1  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

    (a) Each of the representations and warranties contained in Sections 3.1, 3.2 and 3.3 hereof will survive the Closing and remain in full force and effect indefinitely. Each of the representations and warranties contained in
Section 3.17 hereof will survive the Closing but will terminate, without further action, as of 11:59 p.m. on the third anniversary of the Closing Date. Each of the other representations and warranties contained in this Agreement will survive the Closing (unless specifically waived in writing) but will terminate, without further action, as of

11:59 p.m. on the first anniversary of the Closing Date. Any claim for indemnification with respect to any alleged breach of any representation or warranty not asserted by notice given as herein provided that specifically identifies a particular breach and the underlying facts relating thereto, which notice is given within the applicable period of survival for such representation or warranty, may not be pursued and is irrevocably waived after such time. Without limiting the generality or effect of the foregoing, no claim for indemnification with respect to any representation or warranty will be deemed to have been properly made except to the extent it is based upon a Third Party Claim made or brought, or to the extent of Indemnifiable Losses actually incurred by an Indemnitee, prior to the expiration of the survival period for such representation or warranty.

    7.2  LIMITATIONS ON LIABILITY.

         (a) For purposes of this Agreement, (i) "Affiliate" means, when used with reference to Buyer, ProNet or Sellers, any person that directly or indirectly controls or is controlled by or is under the common control of Buyer, ProNet or Sellers, as the case may be, (ii) "Indemnification Payment" means any amount of Indemnifiable Losses required to be paid pursuant to this Agreement, (iii) "Indemnitee" means any person or entity entitled to indemnification under this Agreement, (iv) "Indemnifying Party" means any person or entity required to provide indemnification under this Agreement, and (v) "Indemnifiable Losses" means any losses, liabilities, damages, charges, penalties and expenses and any claims, demands or suits by any person or entity, including, without limitation, any applicable federal, state or local governmental authority, and costs and expenses actually incurred in connection with any actions, suits, demands, assessments, judgments and settlements and reasonable attorneys' fees and expenses (collectively "Primary Losses"), in any such case (x) reduced by the amount of Net Insurance Benefits and any Tax Benefits to the Indemnitee as a result of the Primary Losses involved, (y) subject to the limitations set forth elsewhere herein, including without limitation Section 7.2(f) hereof, and
    (z) provided that the underlying liability or obligation is not the result of any action taken or omitted to be taken by any Indemnitee. For purposes of this Section 7.2, a "Tax Benefit" shall be considered to result from Primary Losses if, as a direct consequence of such Primary Losses, the Indemnitee becomes entitled to a reduction in any federal, state or local income or franchise tax payable by the Indemnitee in the year in which such Primary Losses are realized. The amount of any such tax benefit for purposes of this Section 7.2 shall be deemed to be the amount of the reduction to which the Indemnitee is entitled as aforesaid based on the highest federal, state and local income and franchise tax rates applicable to Indemnitee for the year in which such Primary Losses are realized. For purposes of this Section 7.2, the amount of any "Net Insurance Benefits" shall be the remainder of any insurance proceeds recovered by the Indemnitee from any third party with respect to the relevant Primary Losses less any increased insurance premiums and related costs and expenses incurred by such Indemnitee as a result of the event or condition resulting in the payment of such proceeds. The parties hereto acknowledge and agree that, for purposes of determining the amount of Indemnifiable Losses hereunder for any purpose [such as, determining whether the $75,000.00 deductible set forth in Section 7.2(d) hereof has been surpassed or determining whether the $10,500,000.00 cap in Section 7.2(e) has been reached], such amount shall always be computed by subtracting from the Primary Losses the amount of such net insurance benefits and tax benefits. For example, if Sellers breach a representation or warranty herein, the breach results in Primary Losses to ProNet and Buyer of $100,000.00, the tax benefit to ProNet and Buyer from such Primary Losses equals $35,000.00, no net insurance benefits result from such Primary Losses, and ProNet, Buyer and their Affiliates have incurred no other Indemnifiable Losses, then ProNet's and Buyer's Indemnifiable Losses shall equal $65,000.00 and ProNet and Buyer shall not be entitled to recover such Indemnifiable Losses due to the limitation set forth in Section 7.2(d) hereof.

         (b) Notwithstanding anything to the contrary contained in this Agreement, if the Closing occurs, (i) no claim for indemnification may be asserted under Section 7.3(a) with respect to any matter disclosed to Buyer or ProNet in writing at or before the Closing, including without limitation any information contained in written materials provided to ProNet or Buyer during its due diligence review of the Company, and (ii) no claim for indemnification may be asserted under Section 7.3(b) with respect to any matter disclosed to Sellers in writing at or before the Closing.

         (c) As between Sellers and any Affiliate of Sellers (including, before Closing, the Company), on the one hand, and Buyer and/or ProNet and any Affiliate of Buyer and/or ProNet, on the other hand, the rights and obligations set forth in this Article 7 will be the exclusive rights and obligations with respect to the liabilities and obligations of the parties hereto and/or any breach of the representations, warranties and covenants contained in this Agreement. Without limiting the foregoing, as a material inducement to entering into this Agreement, to the fullest extent permitted by law, each of the parties waives any claim or cause of action that it otherwise might assert, including without limitation under the common law or federal or state securities, trade regulation, environmental or other laws, by reason of the liabilities and obligations of the parties hereto and/or any breach of the representations, warranties or covenants contained in this Agreement, except for claims or causes of action brought under and subject to the terms and conditions of this Article 7.

         (d) Notwithstanding any other provision of this Agreement or of any applicable law, (i) ProNet, Buyer and their Affiliates (including, after Closing, the Company) shall not be entitled to indemnification hereunder unless and until their Indemnifiable Losses exceed $75,000.00 [in which case they shall be entitled to indemnification for all of their Indemnifiable Losses except for the first $75,000.00 thereof, subject to the limitations contained in Section 7.2(e) hereof], and (ii) the Sellers and their Affiliates shall not be entitled to indemnification hereunder unless and until their Indemnifiable Losses exceed $75,000.00 [in which case they shall be entitled to indemnification for all of their Indemnifiable Losses except for the first $75,000.00 thereof, subject to the limitations contained in
    Section 7.2(e) hereof].

         (e) Notwithstanding any other provision of this Agreement, other than Section 7.6 hereof, (i) the indemnification obligations of Sellers under Section 7.3(a) hereof are several and shall not individually exceed $3,500,000.00 or collectively exceed $10,500,00.00, and (ii) the indemnification obligations of Buyer and ProNet under Section 7.3(b) will not collectively exceed $10,500,000.00.

         (f) No Indemnifying Party shall be liable to or obligated to indemnify any Indemnitee hereunder for any consequential, special, multiple, punitive or exemplary damages including, but not limited to, damages arising from loss or interruption of business, profits, business opportunities or goodwill, loss of use of facilities, loss of capital, claims of customers, or any cost or expense related thereto, except to the extent such damages have been recovered by a third person and are the subject of a Third Party Claim for which indemnification is available under the express terms of this
    Article 7.

    7.3  INDEMNIFICATION.

         (a) Subject to the other sections of this Article 7, Sellers will indemnify, defend and hold harmless Buyer and its Affiliates, directors, officers, agents and representatives from all Indemnifiable Losses relating to, resulting from or arising out of (i) a breach by any of Sellers or the Company of any of the representations and warranties contained in this Agreement or in any agreement or document executed in connection with the Closing of the transactions contemplated hereby [including without limitation the certificates to be delivered by Sellers pursuant to Sections 5.1(a) and 5.1(f) hereof], and (ii) a breach by Sellers or the Company of any covenant of Sellers or the Company contained in this Agreement or in any agreement or document executed in connection with the Closing of the transactions contemplated hereby.

         (b) Subject to the other sections of this Article 7, Buyer and ProNet will indemnify, defend and hold harmless Sellers, the Company, and their Affiliates, directors, officers, agents and representatives from all Indemnifiable Losses relating to, resulting from or arising out of (i) a breach by Buyer or ProNet of any of the representations or warranties contained in this Agreement or in any agreement or document executed in connection with the Closing of the transactions contemplated hereby [including without limitation the certificates to be delivered by Buyer and ProNet pursuant to Sections 5.2(a) and 5.2(c) hereof], and (ii) a breach by Buyer or ProNet of any covenant of Buyer or ProNet contained in this Agreement or in any agreement or document executed in connection with the Closing of the transactions contemplated hereby.

         (c) Payments made under this Section shall be treated by Buyer, ProNet and Sellers as purchase price adjustments and Buyer, ProNet and Sellers shall file all Tax Returns consistent with such treatment. Notwithstanding anything to the contrary contained herein, Buyer and ProNet shall not be indemnified or reimbursed for any tax consequences arising from receipt of an indemnity payment including without limitation any adjustments to the basis of any asset resulting from an adjustment to the purchase price or any additional or reduced taxes resulting from any such basis adjustment.

    7.4  DEFENSE OF CLAIMS.

         (a) If any Indemnitee receives notice of the assertion of any claim or of the commencement of any action or proceeding by any person or entity that is not a party to this Agreement or an Affiliate of such a party (a "Third Party Claim") against such Indemnitee, with respect to which an Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than ten calendar days after receipt of notice of such Third Party Claim; provided, however, that the failure of the Indemnitee to exercise promptness in such notification shall only relieve the Indemnifying Party from its obligation to indemnify the Indemnitee pursuant to this Article 7 to the extent that the Indemnifying Party is materially prejudiced by such failure (whether as a result of the forfeiture of substantive rights or defenses or otherwise). Upon receipt of notification of a Third Party Claim, the Indemnifying Party shall be entitled, upon written notice to the Indemnitee, to assume the investigation and defense thereof with counsel reasonably satisfactory to the Indemnitee. Whether or not the Indemnifying Party elects to assume the investigation and defense of any Third Party Claim, the Indemnitee shall have the right to employ separate counsel and to participate in the investigation and defense thereof; provided, however, that the Indemnitee shall pay the fees and disbursements of such separate counsel unless (i) the employment of such separate counsel has been specifically authorized in writing by the Indemnifying Party, (ii) the Indemnifying Party has failed to assume the defense of such Third Party Claim within a reasonable time after receipt of notice thereof with counsel reasonably satisfactory to such Indemnitee, or (iii) the named parties to the proceeding in which such claim, demand, action or cause of action has been asserted include both the Indemnifying Party and such Indemnitee and, in the reasonable judgment of counsel to such Indemnitee, there exists one or more defenses that may be available to the Indemnitee that are in conflict with those available to the Indemnifying Party. Notwithstanding the foregoing, the Indemnifying Party shall not be liable for the fees and disbursements of more than one counsel for all Indemnitees in connection with any one proceeding or any similar or related proceedings arising from the same general allegations or circumstances. The Indemnifying Parties shall obtain the prior written approval of the Indemnitee before entering into or making any settlement, compromise, admission, or acknowledgment of the validity of such Third Party Claim or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission, or acknowledgment, injunctive or other equitable relief would be imposed against the Indemnitee or if such settlement, compromise, admission, or acknowledgment could have a material adverse effect on its business or, in the case of any Indemnitee who is a natural person, on his of her assets or interests [provided, however, that the parties hereby acknowledge and agree that such a material adverse effect shall not be deemed to have occurred if such settlement, compromise, admission or acknowledgment involves the payment of monetary damages only and the Indemnifying Parties in fact pay all such damages, other than the deductible set forth in Section 7.2(d) hereof]. Without the prior written consent of an Indemnitee, no Indemnifying Party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to the Indemnitee of a release from all liability in respect of such Third Party Claim.

         (b) In any case in which an Indemnitee seeks indemnification hereunder which is not subject to Section 7.4(a) hereof because no Third Party Claim is involved, the Indemnitee shall give the Indemnifying Parties reasonably prompt written notice of any Indemnified Costs that he, she or it claims are subject to indemnification under the terms hereof, but in any event not later than 30 calendar days after the Indemnitee becomes aware of the information, act or omission giving rise to such claim for indemnification; provided, however, that the failure of the Indemnitee to exercise promptness in such notification shall only relieve the Indemnifying Party from its obligation to indemnify the Indemnitee pursuant to this
    Article 7 to the extent that the Indemnifying Party is materially prejudiced by such failure (whether as a result of the forfeiture of substantive rights or defenses or otherwise).

         (c) If after the making of any Indemnification Payment the amount of the Indemnifiable Loss to which such payment relates is reduced by recovery, settlement or otherwise under any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other entity, the amount of such reduction (less any costs, expenses, premiums or taxes incurred in connection therewith) will promptly be repaid by the Indemnitee to the Indemnifying Party. Upon making any Indemnification Payment, the Indemnifying Party will, to the extent of such Indemnification Payment, be subrogated to all rights of the Indemnitee against any third party that is not an Affiliate of the Indemnitee in respect of the Indemnifiable Loss to which the Indemnification Payment relates; provided that (i) the Indemnifying Party shall then be in compliance with its obligations under this Agreement in respect of such Indemnifiable Loss and
    (ii) until the Indemnitee recovers full payment of its Indemnifiable
    Loss, all claims of the Indemnifying Party against any such third party on account of said Indemnification Payment will be subrogated and subordinated in right of payment to the Indemnitee's rights against such third party. Without limiting the generality or effect of any other provision of this
    Article 7, each such Indemnitee and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights.

    7.5 INDEMNIFICATION FROM LAWSUIT. Notwithstanding any other term or provision hereof, Sellers jointly and severally agree to indemnify, defend and hold harmless ProNet, Buyer, the Company and their Affiliates, directors, officers, agents and representatives from all Primary Losses resulting from or arising out of the allegations in that certain lawsuit styled NATIONAL BUSINESS MARKETING CONSULTANTS, DBA "TEXAS 900 PAGING", V. METROPOLITAN HOUSTON PAGING SERVICES, INC., Cause No. 94-7559-B, in the 117th Judicial District Court in Nueces County, Texas (the "Texas 900 Lawsuit"), and any appeal, lawsuit, claim, arbitration or other judicial, arbitral or other proceeding related to such allegations, including without limitation any Primary Losses resulting from or arising out of such allegations that may be made in any subsequent lawsuit filed after any nonsuit or dismissal of the Texas 900 Lawsuit, but specifically excluding any Primary Losses arising out of allegations which pertain to events which occur after the Closing (collectively, the "Texas 900 Matter"). Buyer, ProNet and the Company hereby agree to cooperate with Sellers in all reasonable respects in the defense of the Texas 900 Matter and in any and all settlement negotiations related thereto, and hereby authorize Sellers to take any and all such actions with respect to the reseller contract (the "Texas 900 Contract") at issue in the Texas 900 Matter as may be, in Sellers' discretion, necessary or desirable to effect a settlement of the Texas 900 Matter, including without limitation termination of the Texas 900 Contract or the modification of the terms and provisions thereof. The parties agree that any such termination or settlement shall not be deemed to be a breach of any of Sellers' or the Company's representations, warranties and covenants contained in this Agreement. Notwithstanding the foregoing, if Sellers modify the Texas 900 Contract in a manner that materially increases the obligations of the Company thereunder, Sellers shall reimburse Buyer for all actual out-of-pocket costs and expenses incurred by the Company as a result of any such increased obligations of the Company under the Texas 900 Contract. The provisions of this Section 7.5, including without limitation the settlement authorization granted to Sellers by Buyer, ProNet and the Company, shall survive the Closing.

                               ARTICLE VIII

                              MISCELLANEOUS

    8.1 COLLATERAL AGREEMENTS, AMENDMENTS, AND WAIVERS. This Agreement (together with the documents delivered pursuant hereto) supersedes all prior documents, understandings, and agreements, oral or written, relating to this transaction and constitutes the entire understanding among the parties with respect to the subject matter hereof. Any modification or amendment to, or waiver of, any provision of this Agreement (or any document delivered pursuant to this Agreement unless otherwise expressly provided therein) may be made only by an instrument in writing executed by the party against whom enforcement thereof is sought (provided that Sellers shall be empowered to waive any provision of this Agreement on behalf of the Company).

  8.2 SUCCESSORS AND ASSIGNS. Neither Buyer's, the Company's, nor Sellers' rights or obligations under this Agreement may be assigned (except that Buyer may assign its rights and obligations to any subsidiary or other affiliate (as such term is defined in Rule 144 under the Securities Act of 1933, as amended) thereof), but no such assignment shall in any way operate to relieve Buyer or ProNet of its obligations hereunder and shall be jointly and severally liable for any non-performance. Any assignment in violation of the foregoing shall be null and void. Subject to the preceding sentences of this
Section 8.2, the provisions of this Agreement (and, unless otherwise expressly provided therein, of any document delivered pursuant to this Agreement) shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.

    8.3 EXPENSES. Buyer shall pay all of its costs and expenses incurred in connection with this Agreement other than the Filing Fees (as hereinafter defined). Sellers, and not the Company, shall pay all of the Sellers' attorneys' fees and finder's, broker's, and sales agent's fees incurred in connection with this Agreement. Buyer and Sellers shall each pay one-half of the filing, publication, and related fees charged to make the filings described in Section 4.13 hereof (the "Filing Fees"). The Company shall pay all of its costs and expenses incurred in connection with this Agreement other than the Filing Fees.

    8.4 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

    8.5 INFORMATION AND CONFIDENTIALITY. Each party hereto agrees that such party shall hold in strict confidence all information and documents received from any other party hereto, and if the Closing does not occur each such party shall return to the other parties hereto all such documents then in such receiving party's possession without retaining copies, and ProNet agrees to comply until the Closing with that certain letter agreement dated as of October 5, 1994, between Daniels and Associates and ProNet (the "Daniels Letter"); provided, however, that each party's obligations under this Section
8.5 shall not apply to (a) any information or document required to be disclosed by law or (b) any information or document in the public domain.

    8.6 WAIVER. No failure or delay on the part of any party in exercising any right, power, or privilege hereunder or under any of the documents delivered in connection with this Agreement shall operate as a waiver of such right, power, or privilege; nor shall any single or partial exercise of any such right, power, or privilege preclude any other or future exercise thereof or the exercise of any other right, power, or privilege. Pursuant to the terms of the Daniels Letter, Buyer or ProNet may disclose such information to its lender, provided such lender agrees to comply with the terms of the Daniels Letter.

    8.7 NOTICES. Any notices required or permitted to be given under this Agreement (and, unless otherwise expressly provided therein, under any document delivered pursuant to this Agreement) shall be given in writing and shall be deemed received (a) when personally delivered to the relevant party at its or his address as set forth below or (b) if sent by mail, on the third day following the date when deposited in the United States mail, certified or registered mail, postage prepaid, to the relevant party at its address indicated below or (c) if sent by overnight mail service, on the next day following the date when deposited with the overnight mail service, postage prepaid, to the relevant party at its address indicated below:

To Buyer:        Contact Communications Inc.
                 600 Data Drive, Suite 100
                 Plano, Texas  75075
                 Attention:  David J. Vucina
                 Fax:  (214) 964-9570

To ProNet:       ProNet Inc.
                 600 Data Drive, Suite 100
                 Plano, Texas  75075
                 Attention:  David J. Vucina
                 Fax:  (214) 964-9570

With a copy to:  Mark A. Solls
(for Buyer       Vice President and General Counsel
and ProNet)      ProNet Inc.
                 600 Data Drive, Suite 100
                 Plano, Texas  75075
                 Fax:  (214) 964-9570

To SLT:          Robert C. Brown, III
                 SLT Communications, Inc.
                 14141 Southwest Freeway
                 Suite 6600
                 Sugar Land, Texas  77478
                 Fax:  (713) 491-2551

with a copy to:  Francis X. Frantz
                 ALLTEL Corporation
                 One Allied Drive
                 Little Rock, Arkansas  72203
                 Fax:  (501) 661-0962

To LCC:          Larry Ross
                 Lufkin-Conroe Communications, Inc.
                 P.O. Box 909
                 Lufkin, Texas  75901
                 Fax:  (409) 637-4614

To GTE:          C. F. Bercher
                 GTE Telephone Operations
                 600 Hidden Ridge, HQE04E52
                 Irving, Texas  75038
                 Fax:  (214) 718-2801
with a copy to:  Richard M. Cahill
                 GTE Telephone Operations
                 600 Hidden Ridge, HQE04E08
                 Irving, Texas  75038
                 Fax:  (214) 718-2809

Each party may change its or his address for purposes of this Section 8.7 by proper notice to the other parties.

    8.8 PUBLIC ANNOUNCEMENT. All press releases and other public announcements concerning this Agreement and the transactions contemplated hereby must be approved by Buyer and Sellers prior to publication, except for such releases and announcements as Buyer or Sellers may be required to make under applicable law or the rules of any national stock exchange applicable to such party or its affiliates.

    8.9 FURTHER ASSURANCES. At, and from time to time after, the Closing, at the request of Buyer, but without further consideration, Sellers shall execute and deliver such other instruments of conveyance, assignment, transfer, and delivery and take such other action as Buyer may reasonably request in order more effectively to consummate the transactions contemplated hereby.

    8.10 NO THIRD-PARTY BENEFICIARIES. Other than the Indemnified Parties not parties hereto, no person or entity not a party to this Agreement shall be deemed to be a third-party beneficiary hereunder or entitled to any rights hereunder.

    8.11 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

    8.12 PRONET GUARANTEE. ProNet hereby unconditionally guarantees the payment, performance and accuracy of all of all of the obligations, representations, warranties, agreements and covenants of Buyer as set forth in this Agreement. Any breach of such obligations, representations, warranties and covenants by Buyer shall entitle Sellers and the Company to all remedies against ProNet under Section 6.1(b), 6.2(b) and Article 7, as appropriate.

    8.13 SPECIFIC PERFORMANCE. The parties hereto acknowledge and agree that, without limiting any other remedy available to Pronet and the Buyer at law or in equity, ProNet and the Buyer shall be able to specifically enforce the terms of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement in one or more counterparts (all of which shall constitute one and the same agreement) as of the day and year first above written.

HOUSTON METROPOLITAN
PAGING SERVICE, INC.                   CONTACT COMMUNICATIONS INC.

By:__________________________          By:________________________________
Name:________________________          David J. Vucina
Title:_______________________          President and
                                       Chief Operating Officer


SLT COMMUNICATIONS, INC.               PRONET INC.

By:__________________________          By:________________________________
Name:________________________          David J. Vucina
Title:_______________________          President and
                                       Chief Operating Officer


GTE SOUTHWEST INCORPORATED

By:__________________________
Name:________________________
Title:_______________________



LUFKIN-CONROE
TELECOMMUNICATIONS CORP.

By:__________________________
Name:________________________
Title:_______________________

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement in one or more counterparts (all of which shall constitute one and the same agreement) as of the day and year first above written.

HOUSTON METROPOLITAN
PAGING SERVICE, INC.                   CONTACT COMMUNICATIONS INC.

By:__________________________          By:________________________________
Name:________________________          David J. Vucina
Title:_______________________          President and
                                       Chief Operating Officer


SLT COMMUNICATIONS, INC.               PRONET INC.

By: JIM KIMSEY                         By:________________________________
Name: Jim Kimsey                       David J. Vucina
Title: Senior Vice President           President and
                                       Chief Operating Officer


GTE SOUTHWEST INCORPORATED

By:__________________________
Name:________________________
Title:_______________________



LUFKIN-CONROE
TELECOMMUNICATIONS CORP.

By:__________________________
Name:________________________
Title:_______________________

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement in one or more counterparts (all of which shall constitute one and the same agreement) as of the day and year first above written.

HOUSTON METROPOLITAN
PAGING SERVICE, INC.                   CONTACT COMMUNICATIONS INC.

By: G.I. ROSS                          By:________________________________
Name: G.I. Ross                        David J. Vucina
Title: Chairman                        President and
                                       Chief Operating Officer


SLT COMMUNICATIONS, INC.               PRONET INC.

By:__________________________          By:________________________________
Name:________________________          David J. Vucina
Title:_______________________          President and
                                       Chief Operating Officer


GTE SOUTHWEST INCORPORATED

By:__________________________
Name:________________________
Title:_______________________



LUFKIN-CONROE
TELECOMMUNICATIONS CORP.

By: G.I. ROSS
Name: G.I.Ross
Title: Chairman

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement in one or more counterparts (all of which shall constitute one and the same agreement) as of the day and year first above written.

HOUSTON METROPOLITAN
PAGING SERVICE, INC.                   CONTACT COMMUNICATIONS INC.

By:__________________________          By:________________________________
Name:________________________          David J. Vucina
Title:_______________________          President and
                                       Chief Operating Officer


SLT COMMUNICATIONS, INC.               PRONET INC.

By:__________________________          By:________________________________
Name:________________________          David J. Vucina
Title:_______________________          President and
                                       Chief Operating Officer


GTE SOUTHWEST INCORPORATED

By: C.F. BERCHER                       APPROVED AS TO FORM AND LEGALITY
Name: C.F. Bercher                     T. Robinson
Title: Vice President-                 Attorney, GTE Telephone Operations
       Consumer Markets                Date: 4-19-95



LUFKIN-CONROE
TELECOMMUNICATIONS CORP.

By:__________________________
Name:________________________
Title:_______________________

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement in one or more counterparts (all of which shall constitute one and the same agreement) as of the day and year first above written.

HOUSTON METROPOLITAN
PAGING SERVICE, INC.                   CONTACT COMMUNICATIONS INC.

By:__________________________          By: DAVID J. VUCINA
Name:________________________          David J. Vucina
Title:_______________________          President and
                                       Chief Operating Officer


SLT COMMUNICATIONS, INC.               PRONET INC.

By:__________________________          By: DAVID J. VUCINA
Name:________________________          David J. Vucina
Title:_______________________          President and
                                       Chief Operating Officer


GTE SOUTHWEST INCORPORATED

By:__________________________
Name:________________________
Title:_______________________



LUFKIN-CONROE
TELECOMMUNICATIONS CORP.

By:__________________________
Name:________________________
Title:_______________________